UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 11, 2014

Installed Building Products, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36307	45-3707650
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. employer identification number)

495 South High Street, Suite 50

Columbus, Ohio 43215

(Address of principal executive offices, including zip code)

(614) 221-3399

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

On December 11, 2014, Installed Building Products, Inc. (the “Company”) entered into a share repurchase agreement (the “Share Repurchase Agreement”) with Cetus Capital II, LLC for the purchase of 300,000 shares of its common stock, par value $0.01 per share, of the Company (the “Common Stock”) for an aggregate purchase price of $5.3 million (the “Share Repurchase”). The price per share for the Share Repurchase equals $17.61, which was the last reported sales price of the Company’s Common Stock on December 11, 2014.

The foregoing description is qualified in its entirety by reference to the full text of the Share Repurchase Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 8.01	Other Events.

On December 12, 2014, the Company issued a press release announcing the Share Repurchase, a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Share Repurchase Agreement, dated December 11, 2014, by and between Installed Building Products, Inc. and Cetus Capital II, LLC

99.1	Press Release of Installed Building Products, Inc. dated December 12, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INSTALLED BUILDING PRODUCTS, INC.

Date: December 12, 2014	By:	/s/ Michael T. Miller
Michael T. Miller
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Share Repurchase Agreement, dated December 11, 2014, between Installed Building Products, Inc. and Cetus Capital II, LLC

99.1	Press Release of Installed Building Products, Inc. dated December 12, 2014